FILED                                                     Telephone 702.687.5203
IN THE OFFICE OF THE                                            Fax 702.687.3471
SECRETARY OF STATE                               Web site http://sos.state.nv.us
STATE OF NEVADA                                             Filing Fee:

Oct 06 1998                      STATE OF NEVADA
                        OFFICE OF THE SECRETARY OF STATE
                            101 N. CARSON ST., STE. 3
                         CARSON CITY, NEVADA 89701-4786


              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Profit Nevada Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
Dean Heller                   -Remit in Duplicate-
Secretary Or State
/s/Dean Heller
No C496-91
   -------

1. Name of Corporation     Greenway  Environmental Systems, Inc. (to be known as
                      ----------------------------------------------------------
Travel Dynamics, Inc.)
--------------------------------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

 Article I: The name of the Corporation is changed to: "Travel Dynamics, Inc."
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
17,800,000 of a total 23,964,832 issued and outstanding.
--------------------------------------------------------

4. Signatures:    James Piccolo-                  Julian Jensen, Esq.,
                  President                       Assistant Secretary
/s/ James Piccolo-                                /s/ Julian Jensen, Esq.,
---------------------------------                 ------------------------------
President or Vice President                       Secretary or Asst. Secretary
(acknowledgement required)                        (acknowledgement not required)

State of:      Utah
          ------------------------------
County of:     Salt Lake
          ------------------------------
This instrument was acknowledged before me on
               September 29    , 1998 , by
-------------------------------  ----
               James Piccolo, (Name of Person)
----------------------------
as  President
--------------------------------------------
as designated to sign this certificate
of    Greenway Environmental Systems, N/K/A
  ------------------------------------------
Travel Dynamics, Inc.
--------------------------------------------
(name of behalf of whom instrument was executed)

/s/ J. Craig Carman                                 Notary Republic
-------------------                                 J. Craig Carman
Notary Public Signature                       311 South State Street, #380
                                               Salt Lake City, Utah 84111
                                                  My Commission Expires
                                                     May 20, 2002
                                                     State of Utah

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above  information and remit the proper fees may cause this filing to be rejected.